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                                                                     EXHIBIT 2.6

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of the 15th day of February, 1999, by and between U.S. TECHNOLOGIES, INC., a Delaware corporation (the "Seller") and KENNETH H. SMITH (the "Purchaser").

         The Seller and the Purchaser in consideration of the premises and the mutual promises and representations hereinafter set forth, hereby agree as follows:

         1. PURCHASE AND SALE OF STOCK. Subject to the terms and conditions hereinafter set forth, the Seller shall, and does hereby, sell, transfer, convey and deliver to Purchaser, and Purchaser shall, and does hereby, purchase from the Seller, FIVE HUNDRED (500) shares of the common stock, of GWP, Inc., a Georgia corporation (the "Company") (collectively, the "Purchased Shares"). Such sale, transfer, conveyance and delivery shall be evidenced by a duly endorsed stock power of attorney relating to the applicable share certificates. The consummation of the transactions contemplated hereby shall be completed on the date hereof.

         2. CONSIDERATION. In consideration of the sale, transfer, conveyance and delivery of the Purchased Shares, and in reliance upon the representations made herein by the Seller, the Purchaser shall pay to the Seller the sum of ONE MILLION TWO HUNDRED THIRTY-FOUR THOUSAND EIGHT HUNDRED THIRTY-TWO and NO/100 Dollars ($1,234,832.00) (the "Purchase Price").

         3. METHOD OF PAYMENT. Seller hereby authorizes Purchaser to deliver to Seller, in full payment of the Purchase Price, his personal, non-exculpated promissory note, dated as of the date hereof, in the form and with such terms as contained in Exhibit A hereto, together with his fully-executed stock pledge and guaranty agreement, dated as of the date hereof, in the form and with such terms as contained in Exhibit B hereto, and with the collateral required thereby; and together with the fully executed stock pledge and guaranty agreement of GWP, Inc., dated as of the date hereof, in the form and with such terms as contained in Exhibit C hereto, and with the collateral required thereby; and together with the fully-executed Agreement of Non-Dilution of Technology Manufacturing & Design, Inc. dated as of the date hereof, in the form and with such terms as contained in Exhibit D hereto, dated as of the date hereof; and together with such other documentation, as deemed necessary in the reasonable opinion of legal counsel to the Seller, to effect the intent of such aforementioned documents, including an irrevocable proxy and stock powers endorsed in blank.

         4. REPRESENTATIONS OF SELLER. In order to induce Purchaser to enter into this Agreement and consummate the transactions contemplated herein, the Seller represents and warrants to the Purchaser that the Purchased Shares are the same shares, and all of the shares, of GWP, Inc. common stock purchased by the Seller from Purchaser pursuant to that certain Stock Purchase Agreement between Seller and Purchaser, dated as of October 5, 1998, and are free and clear of all liens, claims, charges, security interests and other encumbrances, provided, however, that Seller, in providing these representations and warranties, has relied entirely and solely upon the representations and warranties of Purchaser contained in said Stock Purchase Agreement.



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         5.       GOVERNING LAW. This Agreement shall be governed in its
enforcement, construction and interpretation by the laws of the State of Georgia.

         6. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                      "SELLER"

                      U.S. TECHNOLOGIES INC.


                      By:   /s/ John P. Brocard
                         ----------------------------------------------------
                         Name:  John P. Brocard
                         Title: Executive Vice President and General Counsel


                      "PURCHASER"


                            /s/ Kenneth H. Smith                (SEAL)
                      ------------------------------------------
                      KENNETH. H. SMITH




                      Acknowledged:

                      TECHNOLOGY MANUFACTURING & DESIGN, INC.


                      By:   /s/ Kenneth H. Smith
                         ----------------------------------------------------
                         Name:  Kenneth H. Smith
                         Title: President and Chief Executive Officer


                      GWP, Inc.


                      By:   /s/ Kenneth H. Smith
                         ----------------------------------------------------
                         Name:  Kenneth H. Smith
                         Title: President and Chief Executive Officer





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